Exhibit 99.1
Entropic Reports Third Quarter 2014 Results

Company Announces Strategy to Refocus on Core Capabilities, Implements Restructuring Plan

Fourth Quarter Actions to Target Annualized Cost Savings of $44 Million

Exploration of Strategic Alternatives to Enhance Shareholder Value is Ongoing

Conference Call to be Webcast Today at 5:30 a.m. Pacific Time

SAN DIEGO, November 10, 2014 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its third quarter results for the period ended September 30, 2014. Entropic reported third quarter net revenues of $43.2 million. This compares to net revenues of $50.2 million in the second quarter of 2014, and $56.4 million in the third quarter of 2013.
In accordance with U.S. generally accepted accounting principles (GAAP), the Company's third quarter net loss was $27.6 million, or $(0.31) per share (basic and diluted). This compares with GAAP net loss of $21.8 million, or $(0.24) per share (basic and diluted) in the second quarter of 2014, and GAAP net loss of $11.9 million, or $(0.13) per share (basic and diluted) in the third quarter of 2013. Third quarter GAAP net loss for 2014 includes charges of $9.6 million in connection with the refocused strategy and restructuring plan.
Non-GAAP net loss in the third quarter was $10.0 million, or $(0.11) per share (basic and diluted), compared to non-GAAP net loss of $10.4 million, or $(0.12) per share (basic and diluted) in the second quarter of 2014, and non-GAAP net loss of $5.6 million, or $(0.06) (basic and diluted), in the third quarter of 2013.

	Three Months Ended
(In millions, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013
Net revenues	$43.2	$50.2	$56.4
GAAP net loss	$(27.6)	$(21.8)	$(11.9)
GAAP net loss per share (basic and diluted)	$(0.31)	$(0.24)	$(0.13)
Non-GAAP net loss [1]	$(10.0)	$(10.4)	$(5.6)
Non-GAAP net loss per share[1] (basic and diluted)	$(0.11)	$(0.12)	$(0.06)
1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.
Refocused Strategy and Restructuring Plan
Entropic also announced its strategy to refocus on its core Connectivity businesses, which include MoCA® (Multimedia over Coax Alliance), direct broadcast satellite outdoor unit (DBS ODU) and broadband access. Entropic will continue to pursue design wins for all set-top box system-on-a-chip (SoC) products in production or already commercialized and will continue to invest to support those programs, but the Company will discontinue all new set-top box SoC product development. Entropic believes the set-top box SoC business will contribute meaningful revenue for the next three years or more, based on design wins currently in the pipeline and the products it has already brought to market.

“Entropic is refocusing on its core radio frequency, analog/mixed signal and digital signal processing technologies in order to pull in time to profitability while effectively addressing longer term growth trends in connectivity," said interim President and CEO Dr. Ted Tewksbury. "While we will not be developing new set-top box SoCs, we will continue to invest in existing SoC products and support ongoing customer programs.”

To advance its refocused strategy, Entropic is implementing a restructuring plan that it expects to substantially complete within the current quarter. The restructuring plan is expected to result in a workforce reduction of approximately 200 positions, constituting approximately 40 percent of Entropic's global workforce and includes closing facilities in Shanghai, China, Belfast, Northern Ireland and San Jose, California.

As a result of the restructuring plan, beginning in the first quarter of 2015, Entropic expects to realize approximately $11 million in non-GAAP quarterly savings, primarily in operating expenses, with annualized non-GAAP savings projected at $44 million.

Entropic estimates it will incur pre-tax GAAP charges of between $9.0 million and $11.0 million in connection with the restructuring plan, the majority of which will be recorded during the fourth quarter of 2014.

The Company is continuing to actively explore strategic alternatives to enhance shareholder value.

Dr. Tewksbury continued, “With our refocused strategy and restructuring plan, we are targeting to reach non-GAAP profitability next quarter. We are continuing to explore strategic alternatives, and remain focused on product innovation, operational excellence, and enhancing shareholder value.”

For More Information
Entropic management will be holding a conference call today, November 10, 2014 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time to discuss today’s announcement, and to provide guidance for the fourth quarter of fiscal 2014.

Interested parties may access the conference call via any of the following:

Teleconference:         888-713-4209
Access Code:        83800594
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    78521479

About Entropic
Entropic™ (Nasdaq:ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, please visit Entropic at: www.entropic.com, read our blog Entropic Topics, or get social with us at @Entropic_News, or on Facebook, Google+, YouTube and LinkedIn.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net loss and net loss per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and integration costs, amortization of intangible assets, losses related to equity method investment, impairment of investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, the deferred tax asset valuation allowance, the cash tax difference, IP litigation costs, asset impairment charges and restructuring charges.

Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.

The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our refocused strategy and restructuring plan, our financial position (including the anticipated savings from the restructuring plan, and the ongoing contribution of revenue from the set-top box SOC business), our design wins and engineering and operational efficiencies and our ability to drive future revenue growth and reach profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks associated with our restructuring activities, our ability to retain key employees, risks related to our evaluation of strategic alternatives, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; and other factors discussed in the "Risk Factors" section of Entropic's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Copyright © 2014 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

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ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenues	$43,178	$50,200	$56,376	$149,033	$201,445
Cost of net revenues	20,609	26,662	28,863	76,864	104,837
Gross profit	22,569	23,538	27,513	72,169	96,608
Operating expenses:
Research and development	29,073	31,216	28,510	95,555	84,914
Sales and marketing	5,923	5,878	6,137	19,246	18,609
General and administrative	5,435	6,121	5,751	17,688	17,290
Amortization of intangibles	256	290	443	989	1,868
Restructuring charges	2,186	1,796	(69)	3,982	1,694
Impairment of assets	7,386	—	—	7,386	—
Total operating expenses	50,259	45,301	40,772	144,846	124,375
Loss from operations	(27,690)	(21,763)	(13,259)	(72,677)	(27,767)
Loss related to equity method investment	—	—	—	—	(1,115)
Impairment of investment	—	—	—	—	(4,780)
Other income, net	176	192	464	449	1,147
Loss before income taxes	(27,514)	(21,571)	(12,795)	(72,228)	(32,515)
Income tax provision (benefit)	123	278	(860)	511	21,737
Net loss	$(27,637)	$(21,849)	$(11,935)	$(72,739)	$(54,252)

Net loss per share - basic and diluted	$(0.31)	$(0.24)	$(0.13)	$(0.81)	$(0.60)
Weighted average number of shares used to compute net loss per share - basic and diluted	89,293	89,566	91,069	89,520	90,225

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2014	June 30, 2014	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,350	$11,054	$16,298
Marketable securities	78,331	73,835	71,922
Accounts receivable	29,435	30,879	30,204
Inventory	14,492	13,907	13,503
Deferred tax assets, current	51	51	51
Prepaid expenses and other current assets	14,056	17,797	18,739
Total current assets	146,715	147,523	150,717
Property and equipment, net	23,502	19,454	17,994
Long-term marketable securities	18,817	36,005	69,534
Intangible assets, net	36,561	41,159	47,326
Goodwill	4,688	4,688	4,688
Other long-term assets	3,815	5,734	5,001
Total assets	$234,098	$254,563	$295,260
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,411	$10,522	$8,601
Accrued expenses and other current liabilities	7,055	6,380	6,318
Accrued payroll and benefits	9,933	8,525	7,077
Total current liabilities	28,399	25,427	21,996
Deferred rent	6,277	1,991	1,751
Other long-term liabilities	2,069	2,060	1,688
Stockholders' equity	197,353	225,085	269,825
Total liabilities and stockholders' equity	$234,098	$254,563	$295,260

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net loss income and net loss per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net loss and net loss per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net loss	$(27,637)	$(21,849)	$(11,935)	$(72,739)	$(54,252)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	116	88	227	371	658
Research and development	2,898	3,535	2,766	9,635	6,730
Sales and marketing	633	772	510	1,967	1,324
General and administrative	955	1,167	1,089	3,059	3,109
Total stock-based compensation	4,602	5,562	4,592	15,032	11,821
Amortization of intangible assets:
Cost of net revenues	2,717	2,717	2,425	8,151	6,881
Operating expenses	256	290	443	989	1,868
Transaction and integration costs	—	—	—	—	244
Loss related to equity method investment	—	—	—	—	1,115
Impairment of investment	—	—	—	—	4,780
Adjustments to the fair value of PLX acquisition contingent consideration	—	—	—	—	(131)
Cash tax difference (1)	(103)	134	(1,093)	(82)	(5,464)
Deferred tax asset valuation allowance	—	—	—	—	26,695
Impairment of assets	7,386	—	—	7,386	—
IP litigation costs (2)	590	935	—	1,546	—
Restructuring charges (3)	2,186	1,796	(69)	3,982	1,694
Total of non-GAAP adjustments	17,634	11,434	6,298	37,004	49,503
Non-GAAP net loss income	$(10,003)	$(10,415)	$(5,637)	$(35,735)	$(4,749)
Weighted average shares (basic)	89,293	89,566	91,069	89,520	90,225
Adjustment for dilutive shares	—	—	—	—	—
Weighted average shares (diluted)	89,293	89,566	91,069	89,520	90,225
GAAP net loss per share (basic and diluted)	$(0.31)	$(0.24)	$(0.13)	$(0.81)	$(0.60)
Non-GAAP adjustments detailed above	0.20	0.12	0.07	0.41	0.55
Non-GAAP net loss per share (diluted)	$(0.11)	$(0.12)	$(0.06)	$(0.40)	$(0.05)
(1)    Non-GAAP net loss per share is calculated using the cash tax rate of (2)%, (1)%, and (4)% for the three month periods ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and (2)% and (12)% for the nine month periods ended September 30, 2014 and 2013, respectively. The estimated cash tax rate is the estimated tax payable on our projected tax returns as a percentage of estimated annual non-GAAP pre-tax net loss. We use an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. We believe that the cash tax rate provides a more transparent view of our operating results. The effective tax rate used for the purposes of calculating GAAP net loss was 0%, (1)%, and 7% for the three month periods ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and (1)% and (67)% for the nine month periods ended September 30, 2014 and 2013, respectively.
(2)    While litigation may arise in the ordinary course of our business, we nevertheless consider the 2014 IP litigation to be an unusual, non-recurring and unplanned activity and therefore exclude this charge when presenting non-GAAP financial measures.
(3)    In June 2014, we announced a corporate restructuring plan to accelerate our path to profitability. The restructuring plan includes the closures and consolidations of several global facilities including facilities located in Austin, Texas; India; Taiwan and Israel. We expect that approximately 150 positions will be eliminated in connection with the restructuring plan, representing about 23% of our work force. We recorded restructuring charges of $2.8 million and $4.6 million during the three and nine months ended September 30, 2014. We expect to incur a total restructuring charge of approximately $6.0 million of which approximately $5.4 million is expected to be cash expenditures.
In June 2013, we incurred a restructuring charge of $1.8 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions and refine our business operations. This plan resulted in a reduction of our personnel by 66 employees, or approximately 10% of our work force.